UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 20, 2007

Arrowhead Research Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21898	46-0408024
(Commission File Number)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 304-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the Merger (as defined in Item 2.01 below), on April 20, 2007, Unidym (“Unidym”), a Delaware corporation and majority-owned subsidiary of Arrowhead Research Corporation (“Arrowhead”), and Arrowhead amended the Agreement to Provide Additional Capital (“Capital Agreement”) dated June 13, 2006 by and between Arrowhead and Unidym to accelerate the payment of $4 million of additional capital to Unidym, such that it was agreed that all of the capital contributions set forth in the Capital Agreement would be payable to Unidym on April 20, 2007. In aggregate consideration for the acceleration and payment of the additional capital and the transfer from Arrowhead to Unidym of rights and obligations under two sponsored research agreements, Unidym issued 448,000 shares of Unidym common stock to Arrowhead.

In addition, on April 20, 2007, Arrowhead entered into a Stock Purchase Agreement (the “Purchase Agreement”) with William A. McMinn, Robert Gower, Mary H. Cain and The Mary H. Cain Marital Trust (collectively, the “Purchasers”) for the sale of 1,431,222 shares of Arrowhead’s common stock in exchange for 1,080,000 shares of Series E Preferred Stock of Carbon Nanotechnologies, Inc., a Delaware corporation (“CNI”). As part of the transactions contemplated by the Purchase Agreement, Arrowhead has committed to register the newly-issued shares of Arrowhead common stock for resale by the Purchasers pursuant to the terms of a Registration Rights Agreement dated as of April 20, 2007 by and among Arrowhead and the Purchasers (the “Registration Rights Agreement”). On the same date, Arrowhead and the Purchasers entered into a Lock-up and Standstill Agreement (the “Lock-up and Standstill Agreement”) whereby the Purchasers agreed to refrain from sales of Arrowhead’s common stock for a period of 181 days following the date of the agreement. The foregoing is intended only as a summary of the terms and conditions of the Purchase Agreement, the Registration Rights Agreements and the related transactions. Please refer to the complete Purchase Agreement, Registration Rights Agreement and Lock-up and Standstill Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 20, 2007, pursuant to an Agreement and Plan of Merger, dated as of March 21, 2007, by and among Unidym, Unidym Acquisition, LLC (“Merger LLC”), a Delaware limited liability company and wholly-owned subsidiary of Unidym, CNI, and William A. McMinn as stockholder representative (the “Merger Agreement”), Unidym acquired CNI through a merger of CNI with and into Merger LLC, with Merger LLC continuing as the surviving company of such merger and a wholly-owned subsidiary of Unidym (the “Merger”).

Pursuant to the Merger Agreement, at the closing, Unidym issued 5,000,000 shares of Unidym Series A Convertible Preferred Stock, $.0001 par value per share (“Unidym Series A Preferred Stock”), to be distributed to the holders of CNI common stock and 2,784,252 shares of Unidym Series B Convertible Preferred Stock, $.0001 par value per share (“Unidym Series B Preferred Stock”) to be distributed to the holders of CNI Series E Preferred Stock. In addition, in connection with the Merger, all 2,889,000 shares of Unidym Series A Preferred Stock outstanding prior to the effective time of the Merger were converted into 2,889,000 shares of Unidym Series B Preferred Stock. Approximately twenty percent (20%) of the issued and outstanding capital stock of Unidym (calculated on an as-converted to common stock basis after giving effect to the Merger) was placed into a share escrow account to fund certain claims for indemnification for breaches of or inaccuracies in Unidym’s and CNI’s representations and warranties, covenants and agreements.

In accordance with the Merger Agreement, Unidym assumed CNI’s 2007 Restricted Stock Unit Plan and all outstanding CNI restricted stock units that were outstanding as of the effective time of the Merger. In connection with such assumption, appropriate adjustments described in the Merger Agreement were made to the number of shares of Unidym common stock subject to each restricted stock unit. An aggregate of 1,104,010 shares of Unidym common stock are subject to such restricted stock units. Pursuant to the terms of the Merger Agreement, Unidym assumed a warrant that was outstanding as of the effective time of the Merger. In connection with such assumption, the number and type of shares subject to such warrant and the exercise price of such warrant were adjusted such that 64,000 shares of Unidym common stock are issuable upon exercise of the warrant.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 above with respect to the issuance by Unidym of 448,000 shares of Unidym common stock in connection with the acceleration of payments of additional capital pursuant to the Capital Agreement and the transfer of that certain Sponsored Research Agreement by and between Arrowhead and Duke University, as amended and that certain Sponsored Research Agreement by and between Arrowhead and the University of Florida dated as of July 20, 2006 to Unidym is incorporated herein by reference. Such shares of Unidym common stock were issued in reliance upon an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The information contained in Item 1.01 above with respect to the issuance by Arrowhead of 1,431,222 shares of Arrowhead common stock pursuant to the Purchase Agreement is incorporated herein by reference. The shares of Arrowhead common stock issued pursuant to the Purchase Agreement were issued in reliance upon an exemption from registration as provided by Rule 506 of Regulation D.

The information contained in Item 2.01 above with respect to the issuance by Unidym of shares in the Merger and upon the exercise of restricted stock units and warrant assumed in the Merger is incorporated herein by reference. The share consideration to be paid by Unidym in connection with the conversion of the shares of capital stock of CNI in the Merger was issued in reliance upon an exemption from registration as provided by Section 4(2) of the Securities Act. The share consideration to be paid by Unidym in connection with the assumption of certain restricted stock units and the warrant was issued in reliance on an exemption from registration as provided by Rule 506 of Regulation D.

Item 8.01	Other Events

Reference is made to Arrowhead’s press release dated April 23, 2007 announcing the consummation of the Merger, which is attached hereto as Exhibit 99.1 and incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of the Business Acquired.

The financial statements required by this item are not filed with this initial Report. Arrowhead will file the required financial statements by amendment to this Report as soon as practicable within the time period prescribed by the SEC.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item is not filed with this initial Report. Arrowhead will file the required financial statements by amendment to this Report as soon as practicable within the time period prescribed by the SEC.

(d)	Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement dated as of April 20, 2007

10.2	Registration Rights Agreement dated as of April 20, 2007

10.3	Lock-up and Standstill Agreement dated as of April 20, 2007

99.1	Press Release dated April 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROWHEAD RESEARCH CORPORATION

April 25, 2007

	By:	/s/ Joseph T. Kingsley
	Name:	Joseph T. Kingsley
	Title:	President & Chief Financial Officer